Exhibit 99.1

MALLINCKRODT PHARMACEUTICALS TO EXPAND HOSPITAL GROWTH

PLATFORM WITH IKARIA, INC. ACQUISITION

—Enters definitive agreement to acquire Ikaria, Inc. for $2.3 billion from a group of investors led by Madison Dearborn Partners —

— Transaction expected to be accretive

to Mallinckrodt’s fiscal year 2015 adjusted diluted earnings per share —

—Transaction will further accelerate growth in Mallinckrodt’s Specialty Brands segment;

broaden and deepen its Hospital presence; and diversify its portfolio with high-value, high-margin critical care products —

DUBLIN, IRELAND and HAMPTON, NEW JERSEY – March 5, 2015 – Mallinckrodt plc (NYSE: MNK), a leading global specialty biopharmaceutical company, and Ikaria, Inc. a privately-held critical care company, announced today that they have entered into a definitive agreement under which a subsidiary of Mallinckrodt will acquire Ikaria, Inc. from a Madison Dearborn-led investor group in a transaction valued at approximately $2.3 billion.

Subject to customary closing conditions, the parties expect the transaction to be completed early in the second calendar quarter of 2015, Mallinckrodt’s third fiscal quarter. Assuming this timing, the transaction is expected to add at least $150 million in net sales and be accretive to Mallinckrodt’s fiscal year 2015 adjusted diluted earnings per share by at least $0.25 per share.

Ikaria, Inc. is a global critical care company focused on development and commercialization of innovative therapies and delivery systems to address the needs of critically ill infants in hospital neonatal intensive care unit (NICU) settings. Approved by the U.S. Food and Drug Administration (FDA), Ikaria’s lead product, INOmax® (Inhaled Nitric Oxide), is a vasodilator which, in conjunction with ventilatory support and other appropriate agents, is indicated for the treatment of term and near-term (>34 weeks) neonates with hypoxic respiratory failure associated with clinical or echocardiographic evidence of pulmonary hypertension, where it improves oxygenation and reduces the need for extracorporeal membrane oxygenation.

INOmax is distributed in combination with Ikaria’s INOmax DSIR® delivery systems and INOmax Total Care™. Independently cleared by the FDA, each INOmax delivery system model has been validated to work in tandem with 79 ventilatory devices commonly used in the ICU; and INOMAX Total Care™ provides clinicians with the “24/7/365” operational support, rapid response logistic capabilities, regular preventative service and maintenance, and access to medical affairs, clinical specialists and technical experts required to meet the needs of critically ill patients. Focused on critical care in areas of high unmet medical need, Ikaria is exploring additional potential applications for INOmax and INOmax delivery systems, and is also advancing other pipeline assets in rare disease.

Strategically Compelling Transaction

•	With this transaction, Mallinckrodt is expected to significantly strengthen its footprint in hospitals, extending its presence from its current base of diagnostic radiology and multimodal pain management in surgical specialties to include critical care respiratory therapies in neonatal intensive care units.

•	Individually approved and marketed together as a ‘drug-device’ combination, INOmax and INOmax delivery systems will benefit from Mallinckrodt’s larger hospital presence, regulatory expertise, long experience in complex drug and device manufacturing, and support of similar medication-technology pairings.

•	The Ikaria transaction also builds potential diversity in Mallinckrodt’s nephrology rare disease pipeline with terlipressin (for injection), a portfolio asset being investigated for the treatment of Hepato-Renal Syndrome Type 1 (HRS 1) – a rare life-threatening condition with no currently approved therapy in the U.S. Terlipressin is approved for use and recognized as the standard-of-care treatment for HRS 1 in countries outside the U.S., including several in Europe.

•	Ikaria customer experience teams — which include sales, marketing and other customer service functions — are expected to augment Mallinckrodt’s hospital platform working alongside existing teams.

•	Assuming a close early in Mallinckrodt’s fiscal third quarter, the transaction is expected to add at least $150 million in net sales and be accretive to Mallinckrodt’s fiscal year 2015 adjusted diluted earnings by at least $0.25 per share. Mallinckrodt plans to provide updated financial guidance on its second fiscal quarter earnings call.

•	With strong free cash flow generated by its growing portfolio, Mallinckrodt estimates its net debt-to-EBITDA[1] leverage ratio to be approximately 3.6 at the close of these transactions.

“This transaction demonstrates our ongoing commitment to transform Mallinckrodt into a leading, high-performing specialty biopharmaceutical company with a diverse and durable portfolio,” said Mark Trudeau, President and Chief Executive Officer of Mallinckrodt. “We continue to move decisively in line with our strategic roadmap – building on key growth platforms and using our unique ability to manage complexity to unlock untapped additional value from diverse products and environments. With this expansion into respiratory neonatal critical care we expect to further broaden our touch points in the hospital market, and at the same time diversify our portfolio with durable assets that play vital roles in the treatment of vulnerable patient populations.”

“At Ikaria our mission has been to address the high unmet needs of critical care medicine” said Daniel Tasse, Chairman and Chief Executive Officer of Ikaria. “We have always aimed to develop and deliver innovative therapeutics and interventions that meet the unique and significant needs of critically ill patients, and just as importantly, to be a valuable partner to clinicians and hospitals. We thank Madison Dearborn and our other investors for their partnership and believe Mallinckrodt is the natural owner of Ikaria and can expand further our mission of advancing critical care.”

[1]	Earnings before interest, tax, depreciation and amortization pro forma for acquisitions

Financing and Close

Mallinckrodt International Finance S.A. (“MIFSA”) has entered into debt financing commitments for amounts that, together with cash on hand, are expected to be sufficient to provide funds necessary to consummate this transaction. Mallinckrodt expects that financing for this transaction will consist of cash on hand, borrowing under MIFSA’s existing revolver and debt.

Advisors

Mallinckrodt’s financial advisor for the transaction is Goldman Sachs, and its legal advisors are Wachtell, Lipton, Rosen & Katz and Arthur Cox in Ireland.

Ikaria, Inc.’s legal advisors are Kirkland & Ellis LLP.

Conference Call and Webcast

Mallinckrodt will hold a conference call for investors today, beginning at 8:30 a.m. U.S. Eastern Time. This call can be accessed in three ways:

•	At the Mallinckrodt Investor Relations website:

http://Mallinckrodt.com/investor_relations.aspx

•	By telephone: For both “listen-only” participants and those who wish to take part in the question-and-answer portion of the call, the telephone dial-in number in the U.S. is (877) 359-9508. For participants outside the U.S., the dial-in number is (224) 357-2393. The access code for all callers is 1332103.

•	Through an audio replay: A replay of the call will be available beginning at 12:30 p.m. U.S. Eastern Time on March 5, 2015 and ending at 11:59 p.m. U.S. Eastern Time on March 12, 2015. The dial-in number for U.S. participants is (855) 859-2056. For participants outside the U.S., the replay dial-in number is (404) 537-3406. The replay access code for all callers is 1332103.

About Mallinckrodt plc

Mallinckrodt is a global specialty biopharmaceutical and medical imaging business that develops, manufactures, markets and distributes specialty pharmaceutical products and medical imaging agents. Areas of focus include therapeutic drugs for autoimmune and rare disease specialty areas like neurology, rheumatology, nephrology and pulmonology along with analgesics and central nervous system drugs for prescribing by office- and hospital-based physicians. The company’s core strengths include the acquisition and management of highly regulated raw materials; deep regulatory expertise; and specialized chemistry, formulation and manufacturing capabilities. The company’s Specialty Brands segment includes branded medicines; its Specialty Generics segment includes specialty generic drugs, active pharmaceutical ingredients and external manufacturing; and the Global Medical Imaging segment includes contrast media and nuclear imaging agents. Mallinckrodt has approximately 5,500 employees worldwide and a commercial presence in roughly 65 countries. The company’s fiscal 2014 revenue totaled $2.54 billion. To learn more about Mallinckrodt, visit www.mallinckrodt.com.

About Ikaria, Inc.

Ikaria, Inc. is a critical care company focused on developing and commercializing innovative therapies designed to address the significant needs of critically ill patients. It is offered through the INOMAX therapy package, an all-inclusive offering of drug product, drug-delivery system, on-site training and 24/7/365 technical assistance and support. The INOMAX therapy package also is marketed in Puerto Rico, Canada, Australia, Mexico and Japan. Ikaria is headquartered in Hampton, NJ, with a research facility in Madison, WI, and manufacturing facilities in Port Allen, LA and Madison, WI. Please visit www.ikaria.com.

About Madison Dearborn Partners

Madison Dearborn Partners (MDP), based in Chicago, is a leading private equity investment firm in the United States. Since MDP’s formation in 1992, the firm has raised six funds with aggregate capital of over $18 billion and has completed approximately 125 investments. MDP invests in businesses across a broad spectrum of industries, including health care; basic industries; business and government services; consumer; financial and transaction services; and telecom, media and technology services. Its health care investments include Kaufman Hall, National Mentor Holdings, Sage Products, Sirona Dental, Team Health and VWR International. For more information, please visit http://www.mdcp.com/.

About INOMAX®

INOMAX® is a vasodilator, which, in conjunction with ventilator support and other appropriate agents, is indicated for the treatment of term and near-term (>34 weeks gestation) neonates with hypoxic respiratory failure associated with clinical or echocardiographic evidence of pulmonary hypertension, where it improves oxygenation and reduces the need for extracorporeal membrane oxygenation. INOMAX should not be used in the treatment of neonates known to be dependent on right-to-left shunting of blood. Abrupt discontinuation of INOMAX may lead to a worsening condition. Methemoglobinemia is a dose-dependent side effect of inhaled nitric oxide therapy. Nitrogen dioxide (NO2) forms rapidly in gas mixtures containing nitric oxide and oxygen, and therefore may cause airway inflammation and damage. Methemoglobin, NO2, and FiO2 should be monitored during nitric oxide administration.

Cautionary Statements Related to Forward-Looking Statements

Statements in this document that are not strictly historical, including statements regarding, the proposed acquisition of Ikaria, Inc., the expected timetable for completing the transaction, future financial condition and operating results, economic, business, competitive and/or regulatory factors affecting Mallinckrodt’s and Ikaria’s businesses and any other statements regarding events or developments that we believe or anticipate will or may occur in the future, may be “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve a number of risks and uncertainties.

There are a number of important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include risks and uncertainties related to, among other things: general economic conditions and conditions affecting the industries in which Mallinckrodt and Ikaria operate; the commercial success of Mallinckrodt’s products and of INOmax®;the parties’ ability to satisfy the acquisition agreement conditions (including required regulatory approvals) and complete the Ikaria acquisitions on the anticipated timeline or at all; Mallinckrodt’s ability to realize anticipated growth, synergies and costs savings from its recently completed acquisitions and the Ikaria acquisition; changes in laws and regulations; Mallinckrodt’s ability to identify, acquire or close future acquisitions; Mallinckrodt’s ability to successfully integrate acquisitions of operations, technology, products and businesses generally and to realize anticipated growth, synergies and cost savings (including with respect to the Ikaria acquisition); Mallinckrodt’s ability to successfully develop or commercialize new products; Mallinckrodt’s ability to protect intellectual property rights; Mallinckrodt’s ability to receive procurement and production quotas granted by the U.S. drug enforcement administration; customer concentration; Mallinckrodt’s reliance on certain individual products that are material to its financial performance; cost containment efforts of customers, purchasing groups, third-party payers and governmental organizations; the reimbursement practices of a small number of public or private insurers; limited clinical trial data for H.P. Acthar® gel; complex reporting and payment obligations under healthcare rebate programs; Mallinckrodt’s ability to achieve anticipated benefits of price increases; Mallinckrodt’s ability to achieve expected benefits from restructuring activities; complex manufacturing processes; competition; product liability losses and other litigation liability; ongoing governmental investigations; material health, safety and environmental liabilities; retention of key personnel; conducting business internationally; and the effectiveness of information technology infrastructure.

These and other factors are identified and described in more detail in the “Risk Factors” section of Mallinckrodt’s Annual Report on Form 10-K for the fiscal year ended September 26, 2014. The forward-looking statements made herein speak only as of the date hereof and Mallinckrodt does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise, except as required by law.

CONTACTS FOR MALLINCKRODT:

Investors

Cole Lannum or John Moten, Mallinckrodt Investor Relations

Cole Lannum: 314-654-6649; cole.lannum@mallinckrodt.com

John Moten: 314-654-6650; john.moten@mallinckrodt.com

Media

Jeffrey Taufield or Daniel Yunger, Kekst and Company

212-521-4879; jeffrey-taufield@kekst.com; daniel-yunger@kekst.com

Rhonda Sciarra, Mallinckrodt

314-654-8618; rhonda.sciarra@mallinckrodt.com

Meredith Fischer, Mallinckrodt

314-654-3318; meredith.fischer@mallinckrodt.com

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